Exhibit 99.1

Contacts:
Methes Energies International Ltd.
Michel G. Laporte, Chairman and CEO
702-932-9964

FOR IMMEDIATE RELEASE

METHES ENERGIES ENTERS INTO AGREEMENTS FOR $1.25M REGISTERED DIRECT OFFERING

LAS VEGAS, NV, JUNE 30, 2015 -- Methes Energies International Ltd. (NASDAQ: MEIL), announced that it has entered into agreements with certain institutional investors for a registered direct placement of approximately $1,250,000 of common stock at a price of $0.5435 per share.

In addition, the Company will issue to the investors warrants to purchase an aggregate of 1,781,292 shares of common stock (approx. 77% warrant coverage). The warrants have an exercise price of $0.882 per share and are exercisable beginning 6 months following their issuance, and expire five and one-half (5.5) years from closing.

The offering is expected to close on or about June 30, 2015, subject to satisfaction of customary closing conditions.

Chardan Capital Markets, LLC, acted as the sole placement agent for the transaction.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-195271), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 14, 2014. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.

About Methes Energies International Ltd.

Methes Energies International Ltd. is a renewable energy company that offers a variety of products and services to biodiesel fuel producers. Methes also offers biodiesel processors that are unique, truly compact, fully automated state-of-the-art and continuous flow that can run on a wide variety of feedstocks. Methes markets and sells biodiesel fuel produced at its 13 MGY facility in Sombra, Ontario, to customers in the U.S. and Canada, as well as providing multiple biodiesel fuel solutions to its clientele.  Among its services are selling commodities to its network of biodiesel producers, selling their biodiesel production and providing clients with proprietary software to operate and control their processors.  Methes also remotely monitors the quality and characteristics of its clients' production, upgrades and repairs their processors and advises clients on adjusting their processes to use varying feedstock to improve the quality of their biodiesel. For more information, please visit www.methes.com.

Forward-looking Statements

This press release contains forward-looking statements regarding future events and financial performance. In some cases, you can identify these statements by words such as “may,” “might,” “will,” “should,” “except,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. There are or may be important factors that could cause our actual results to materially differ from our historical results or from any future results expressed or implied by such forward looking statements. These factors include, but are not limited to, those discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended November 30, 2014, filed on March 11, 2015, which is available at the U.S. Securities and Exchange Commission website at www.sec.gov. The forward-looking statements in this press release are based upon management's reasonable belief as of the date hereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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